Exhibit 99.1

FINAL:  For Release

NEW YORK & COMPANY, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS AND PROVIDES OUTLOOK FOR FISCAL YEAR 2008

New York, NY — March 20, 2008 — New York & Company, Inc. [NYSE:NWY], a specialty apparel chain with 578 retail stores, today announced results for the fourth quarter and the full fiscal year ended February 2, 2008. The Company’s fiscal year ended February 2, 2008 includes 52 weeks, versus 53 weeks in last year’s fiscal year ended February 3, 2007, with the additional week occurring in the final month of the prior fiscal year. Therefore, the fourth quarter of fiscal year 2006 represents a fourteen-week period and compares to a thirteen-week period in the fourth quarter of fiscal year 2007.

Unless otherwise noted, the results of operations discussed below are for the Company’s continuing operations only, the New York & Company brand.

For the fourth quarter of fiscal year 2007, net sales were $359.4 million, as compared to $377.3 million for the fourth quarter of fiscal year 2006. Excluding sales from the extra week in fiscal year 2006, total net sales decreased 0.8% and comparable store sales decreased 3.5% for the thirteen-week period ended February 2, 2008. Net income from continuing operations for the fourth quarter of fiscal year 2007 was $11.2 million, or $0.18 per diluted share, as compared to prior year net income from continuing operations of $0.41 per diluted share.

For fiscal year 2007, net sales were $1,194.9 million, as compared to net sales of $1,153.3 million for fiscal year 2006. Excluding sales from the extra week in fiscal year 2006, total net sales increased 5.0% and comparable store sales decreased 1.3% for the fifty-two-week period ended February 2, 2008. Net income from continuing operations for fiscal year 2007 was $26.7 million, or $0.44 per diluted share, as compared to prior year net income from continuing operations of $0.81 per diluted share.

Richard P. Crystal, New York & Company’s Chairman and CEO, stated: “While we experienced lower sales and earnings in the fourth quarter compared to the prior year, primarily as a result of increased promotional activity due to the challenging retail environment, we did make progress on a number of initiatives.    We continued to see strength in our wear-to-work categories.  We began to see improved product offerings in our accessory assortment, and our e-commerce business continued to grow and exceed plans.  Finally, we were very disciplined in managing our inventory and expenses.  As we move into 2008, we believe continuing these strategies will lead to improved profitability and increased shareholder value.”

Significant highlights with respect to fiscal 2007 include the following:

•                  The successful development of our fashion offerings in the Wear-to-Work and Dress businesses resulted in positive comparable sales for the year.

•                  The Company successfully launched its E-commerce store realizing net sales in excess of $22 million during the first full year of operation.

•                  The Company controlled expenses through targeted cost saving initiatives instituted early in the third quarter which minimized the impact of reduced leverage from decreases in comparable store sales.  In 2008, the Company expects to realize $8 million of savings from the continuation of these initiatives.

•                  Disciplined inventory management in the fourth quarter enabled the Company to reduce inventory by 6.0% on an average store basis as the Company enters fiscal year 2008.

•                  The Company opened 54 new stores, remodeled 25 stores and closed 12 stores during the fiscal year, ending the year with 578 stores and 3.3 million selling square feet in operation.

•                  The Company strengthened its year-end balance sheet, ending the fiscal year with $73.7 million in cash and reduced debt as compared to a year ago.

•                  As of February 2, 2008, all JasmineSola stores were closed and the related exit procedures were substantially complete; therefore, JasmineSola’s results of operations are presented as discontinued operations in the Company’s current and historical financial statements.  For the fourth quarter of fiscal year 2007, JasmineSola’s net loss was $4.3 million, or $0.07 per diluted share, as compared to previously reported guidance of a net loss of $0.11 to $0.14 per diluted share.

Outlook

Based upon the Company’s strategy to improve margin through disciplined inventory control and targeted, well planned promotion, the Company expects first quarter fiscal year 2008 comparable store sales to decline in the mid to high negative single-digit range.  The current outlook for earnings per diluted share in the first quarter of fiscal year 2008 is in the range of $0.04 to $0.08.  During the first quarter of 2008, the Company plans to open 13 stores and close two stores, ending the quarter with approximately 589 stores.

In fiscal 2008, the Company is planning for comparable store sales to be in the low to mid negative single-digit range and earnings per diluted share to range from $0.42 to $0.52.  The Company currently plans to open 25 to 30 stores, close approximately 12 stores and remodel approximately 12 stores, ending the fiscal year with 591 to 596 stores and approximately 3.3 million selling square feet in operation, with new stores representing 112,000 selling square feet.  Capital expenditures are estimated in the range of $48.0 million to $52.0 million in fiscal year 2008 versus $75.5 million in fiscal year 2007.  Depreciation expense for the year is estimated at $46.0 million.

Conference Call Information

A conference call to discuss the fourth quarter of fiscal year 2007 results is scheduled for today Thursday, March 20, 2008 at 9:00 am Eastern Daylight Time.  Investors and analysts interested in participating in the call are invited to dial (800) 922-9655, referencing conference ID number 39035631, approximately ten minutes prior to the start of the call.  The conference call will also be web-cast live at www.nyandcompany.com.  A replay of this call will be available until midnight on March 27, 2008 and can be accessed by dialing (800) 642-1687 and entering pin number 39035631.

Investor/Media Contact:

Integrated Corporate Relations

(203) 682-8200

Investor: Allison Malkin

Media: Kellie Baldyga

Forward Looking Statements: This press release contains certain forward looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “explore”, “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) our ability to open and operate stores successfully and the possible lack of availability of suitable locations on acceptable terms; (ii) seasonal fluctuations in our business; (iii) our ability to anticipate and respond to fashion trends, develop new merchandise and launch new product lines successfully; (iv) general economic conditions, consumer confidence and spending patterns; (v) our dependence on mall traffic for our sales; (vi) the susceptibility of our business to extreme and/or unseasonable weather conditions; (vii) our ability to retain, recruit and train key personnel; (viii) our reliance on third parties to manage some aspects of our business; (ix) changes in the cost of raw materials, distribution services or labor, including federal and state minimum wage rates; (x) our reliance on foreign sources of production, including the disruption of imports by labor disputes, political instability, legal and regulatory matters, duties, taxes, other charges and quotas on imports, local business practices, potential delays in shipping and related pricing impacts and political issues and fluctuation in currency and exchange rates; (xi) the potential impact of natural disasters and health concerns relating to outbreaks of widespread diseases, particularly on manufacturing operations of our vendors; (xii) the ability of our manufacturers to manufacture and deliver products in a timely manner while meeting our quality standards; (xiii) our ability to service any debt we incur from time to time as well as our ability to maintain the requirements that the agreements related to such debt impose upon us; (xiv) the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; (xv) our reliance on manufacturers to maintain ethical business practices; (xvi) our ability to protect our trademarks and other intellectual property rights; (xvii) our ability to maintain and our reliance on our information systems infrastructure; (xviii) our dependence on the success of our brand; (xix) competition in our market, including promotional and pricing competition; (xx) our reliance on the effective use of customer information; (xxi) the effects of government regulation; (xxii) the control of our company by our sponsors; and (xxiii) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to revise the forward looking statements included in this press release to reflect any future events or circumstances.

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion-oriented, moderately-priced women’s apparel. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of New York & Company retail stores and E-commerce store at www.nyandcompany.com. The Company currently operates 578 stores in 44 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.

Exhibit (1)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	13-weeks ended February 2, 2008	% of net sales	14-weeks ended February 3, 2007	% of net sales
Net sales	$359,413	100.0%	$377,318	100.0%

Cost of goods sold, buying and occupancy costs	256,458	71.4%	249,753	66.2%

Gross profit	102,955	28.6%	127,565	33.8%

Selling, general and administrative expenses	83,991	23.3%	86,321	22.9%

Operating income	18,964	5.3%	41,244	10.9%

Interest expense, net of interest income	283	0.1%	226	0.1%

Income from continuing operations before income taxes	18,681	5.2%	41,018	10.8%

Provision for income taxes	7,509	2.1%	16,042	4.2%

Income from continuing operations	11,172	3.1%	24,976	6.6%

Loss from discontinued operations, net of taxes	(4,300)	(1.2)%	(955)	(0.2)%

Net income	$6,872	1.9%	$24,021	6.4%

Basic earnings per share from continuing operations	$0.19		$0.44
Basic loss per share from discontinued operations	(0.07)		(0.02)
Basic earnings per share	$0.12		$0.42

Diluted earnings per share from continuing operations	$0.18		$0.41
Diluted loss per share from discontinued operations	(0.07)		(0.01)
Diluted earnings per share	$0.11		$0.40

Weighted average shares outstanding:
Basic shares of common stock	59,237		57,023
Diluted shares of common stock	61,214		60,566

Selected operating data for continuing operations:
(Dollars in thousands, except square foot data)
Comparable store sales (decrease) increase	(3.5)%		1.1%
Net sales per average selling square foot (a)	$108		$116
Net sales per average store (b)	$627		$703
Average selling square footage per store (c)	5,757		6,038

(a)	Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.
(b)	Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.
(c)	Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (2)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	52-weeks ended February 2, 2008	% of net sales	53-weeks ended February 3, 2007	% of net sales
Net sales	$1,194,944	100.0%	$1,153,333	100.0%

Cost of goods sold, buying and occupancy costs	851,739	71.3%	786,757	68.2%

Gross profit	343,205	28.7%	366,576	31.8%

Selling, general and administrative expenses	298,325	24.9%	284,664	24.7%

Operating income	44,880	3.8%	81,912	7.1%

Interest expense, net of interest income	1,200	0.1%	1,663	0.1%

Income from continuing operations before income taxes	43,680	3.7%	80,249	7.0%

Provision for income taxes	17,004	1.5%	31,853	2.8%

Income from continuing operations	26,676	2.2%	48,396	4.2%

Loss from discontinued operations, net of taxes	(31,533)	(2.6)%	(2,226)	(0.2)%

Net (loss) income	$(4,857)	(0.4)%	$46,170	4.0%

Basic earnings per share from continuing operations	$0.46		$0.86
Basic loss per share from discontinued operations	(0.54)		(0.04)
Basic (loss) earnings per share	$(0.08)		$0.82

Diluted earnings per share from continuing operations	$0.44		$0.81
Diluted loss per share from discontinued operations	(0.52)		(0.04)
Diluted (loss) earnings per share	$(0.08)		$0.77

Weighted average shares outstanding:
Basic shares of common stock	58,537		56,072
Diluted shares of common stock	61,028		60,031

Selected operating data for continuing operations:
(Dollars in thousands, except square foot data)
Comparable store sales decrease	(1.3)%		(2.7)%
Net sales per average selling square foot (a)	$364		$358
Net sales per average store (b)	$2,145		$2,218
Average selling square footage per store (c)	5,757		6,038

(a)	Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.
(b)	Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.
(c)	Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (3)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Amounts in thousands)	February 2, 2008	February 3, 2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$73,734	$67,858
Accounts receivable	18,523	13,786
Income taxes receivable	11,730	—
Inventories, net	103,923	102,256
Prepaid expenses	21,991	19,583
Other current assets	1,913	2,049
Current assets of discontinued operations	716	9,330
Total current assets	232,530	214,862

Property and equipment, net	239,557	202,364
Intangible assets	14,843	14,843
Other assets	1,500	1,554
Non-current assets of discontinued operations	26	36,176
Total assets	$488,456	$469,799
Liabilities and stockholders’ equity
Current liabilities:
Current portion — long-term debt	$6,000	$6,000
Accounts payable	77,177	62,954
Accrued expenses	53,618	59,202
Other current liabilities	3,928	10,366
Current liabilities of discontinued operations	7,328	6,376
Total current liabilities	148,051	144,898

Long-term debt, net of current portion	19,500	25,500
Deferred rent and other liabilities	80,944	56,629
Non-current liabilities of discontinued operations	—	1,973
Total liabilities	248,495	229,000

Total stockholders’ equity	239,961	240,799
Total liabilities and stockholders’ equity	$488,456	$469,799

Exhibit (4)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)	52-weeks ended February 2, 2008	53-weeks ended February 3, 2007
	(Unaudited)	(Audited)
Operating activities
Net (loss) income	$(4,857)	$46,170
Less: Loss from discontinued operations, net of taxes	(31,533)	(2,226)
Income from continuing operations	26,676	48,396
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation and amortization	38,500	31,607
Amortization of deferred financing costs	234	277
Share-based compensation expense	1,660	1,665
Deferred income taxes	1,262	(1,326)
Changes in operating assets and liabilities:
Accounts receivable	(4,737)	(1,117)
Income taxes receivable	(11,730)	—
Inventories, net	(1,667)	3,477
Prepaid expenses	(2,408)	(1,129)
Accounts payable	14,223	(26,607)
Accrued expenses	(5,575)	4,109
Income taxes payable	(6,391)	6,391
Deferred rent	18,704	19,217
Other assets and liabilities	2,177	(481)
Net cash provided by operating activities of continuing operations	70,928	84,479

Investing activities
Capital expenditures	(75,464)	(77,536)
Net cash used in investing activities of continuing operations	(75,464)	(77,536)

Financing activities
Net proceeds from public offering	—	2,295
Payment of offering costs related to public offering	—	(439)
Repayment of debt	(6,000)	(6,000)
Payment of financing costs	(369)	—
Excess tax benefit from exercise of stock options	4,481	12,531
Proceeds from exercise of stock options	265	1,209
Other	(175)	—
Net cash (used in) provided by financing activities of continuing operations	(1,798)	9,596

Cash flows from discontinued operations
Operating cash flows	12,628	(496)
Investing cash flows	(401)	(5,415)
Financing cash flows	—	—
Net cash provided by (used in) discontinued operations	12,227	(5,911)

Net increase in cash and cash equivalents	5,893	10,628

Cash and cash equivalents at beginning of period (including cash at discontinued operations of $206 and $1,593, respectively)	68,064	57,436
Cash and cash equivalents at end of period (including cash at discontinued operations of $223 and $206, respectively)	$73,957	$68,064

Exhibit (5)

New York & Company, Inc. and Subsidiaries
Store Count and Selling Square Footage
(Unaudited)

Fiscal Year 2007	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores remodeled during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter (Actual)	536	11	—	(2)	545
2nd Quarter (Actual)	545	14	13	(2)	557
3rd Quarter (Actual)	557	12	10	(1)	568
4th Quarter (Actual)	568	17	2	(7)	578

Fiscal Year 2007	Total selling square feet at beginning of the quarter	Selling square feet for stores opened during the quarter	Reduction of selling square feet for stores remodeled during the quarter	Reduction of selling square feet for stores closed during the quarter	Total selling square feet at end of the quarter
1st Quarter (Actual)	3,236,540	52,297	—	(13,263)	3,275,574
2nd Quarter (Actual)	3,275,574	58,167	(29,640)	(14,760)	3,289,341
3rd Quarter (Actual)	3,289,341	52,063	(14,752)	(8,800)	3,317,852
4th Quarter (Actual)	3,317,852	66,200	(5,383)	(51,219)	3,327,450